UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 28, 2011

VERECLOUD, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-52882	26-0578268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6560 South Greenwood Plaza Boulevard Number 400 Englewood, Colorado	80111
(Address of Principal Executive Offices)	(Zip Code)

(877) 711-6492
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

Verecloud, Inc. ("Verecloud") held its 2010 Annual Meeting of Shareholders on January 28, 2011 (the "Annual Meeting").  Verecloud's shareholders voted upon the following matters at the Annual Meeting:

(i) the election of four directors; and

(ii) the ratification of the appointment of Schumacher & Associates, Inc. ("Schumacher & Associates") as independent auditors for the fiscal year ending June 30, 2011.

Proposal 1

The nominees for directors listed below each received a majority of the votes cast that were present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal, and such individuals were each elected to serve as a director until the date of our 2011 annual meeting.

The results were as follows:

Director Nominees	For	Against	Abstained	Broker Non-Vote

John F. McCawley	64,280,350	-	3,450,150	3,200,000
Mark Faris	64,280,350	-	3,450,150	3,200,000
Phillip Tonge	64,280,350	-	3,450,150	3,200,000
Dr. Hossein Eslambolchi	64,280,350	-	3,450,150	3,200,000

Proposal 2

The proposal to ratify the appointment of Schumacher & Associates as Verecloud's independent auditors for the fiscal year ending June 30, 2011 was approved. The results were as follows:

For	Against	Abstained	Broker Non-Vote

64,280,350	-	3,450,150	3,200,000

ITEM 8.01. OTHER EVENTS.

On January 31, 2011, the Company issued a press release announcing the results of the annual meeting of stockholders.  A copy of this press release is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

99.1 Press release of Verecloud, Inc. dated January 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Verecloud, Inc.
Date: January 31, 2011	By:	/s/ John McCawley
Name: John McCawley
Title: Chief Executive Officer